                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 RBX CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                 94-3231901
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              5221 ValleyPark Drive
                             Roanoke, Virginia 24109
               (Address of Principal Executive Offices, Zip Code)

                              RBX INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                 54-1563245
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              5221 ValleyPark Drive
                             Roanoke, Virginia 24109
               (Address of Principal Executive Offices, Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file numbers to which this form relates:
333-82630 and 333-82630-01

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which Each
 Title of Each Class to be so Registered          Class is to be  Registered
 ---------------------------------------          --------------------------
              None                                           None

Securities to be registered pursuant to Section 12(g) of the Act:

          Common Stock, par value $0.001 per share (the "Common Stock") Warrants to acquire Common Stock, par value $0.001 per share (the "Warrants")
                 12% Senior Secured Notes due 2006 (the "Notes")

--------------------------------------------------------------------------------
                               (Title of Classes)

Item 1.  Description of Registrants' Securities to be Registered

The registrants hereby incorporate by reference the description of the Common Stock, Warrants and Notes to be registered hereunder set forth under the captions entitled: "Description of Securities" in the registrants' prospectus included as Part I of the registration statement on Form S-1, Registration Nos. 333-82630 and 333-82630-01, originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on February 13, 2002, and thereafter amended and supplemented, including amendments or supplements thereto set forth in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.  Exhibits

2.1 Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its Subsidiaries, as modified (incorporated by reference to Exhibit T3E-2 of Form T-3 of RBX Corporation dated as of July 27, 2001)

3.1 Amended and Restated Certificate of Incorporation of RBX Corporation (incorporated by reference to Exhibit T3A of Amendment No. 1 to Form T-3 of RBX Corporation dated as of August 20, 2001)

3.2 Amended and Restated By-laws of RBX Corporation (incorporated by reference to Exhibit T3B of Amendment No. 1 to Form T-3 of RBX Corporation dated as of August 20, 2001)

4.1 Indenture, dated as of August 27, 2001, among RBX Corporation, RBX Industries, Inc. and State Street Bank and Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 of Form S-1 of RBX Corporation and RBX Industries, Inc. dated July 3, 2002)

4.2 Form of Note and Notation of Subsidiary Guarantee (incorporated by reference to Exhibit 4.2 of Form S-1 of RBX Corporation and RBX Industries, Inc. dated July 3, 2002)

4.3 Intercreditor and Collateral Agency Agreement, dated as of August 27, 2001, between Congress Financial Corporation, State Street Bank and Trust and RBX Corporation (incorporated by reference to Exhibit 4.3 of Form S-1 of RBX Corporation and RBX Industries, Inc. dated July 3, 2002)

4.4 Warrant Agreement, dated August 27, 2001, between RBX Corporation and The Bank of New York, as Warrant Agent (incorporated by reference to Exhibit
      4.4 of Form S-1 of RBX Corporation and RBX Industries, Inc. dated July 3,
      2002)

4.5 Registration Rights Agreement, dated as of August 27, 2001, by and among RBX Corporation, RBX Industries, Inc., The Equitable Life Assurance Society of the United States, Alliance Capital Investment Opportunities Fund, PPM America Special Investments Fund, L.P., PPM America Special Investments Fund CBO II, L.P. and Foothill Partners III, L.P. (incorporated by reference to Exhibit 4.5 of Form S-1 of RBX Corporation and RBX Industries, Inc. dated July 3, 2002)

4.6 Amendment No. 1 to the Registration Rights Agreement, dated December 7, 2001, by and among RBX Corporation, RBX Industries, Inc., The Equitable Life Assurance Society of the United States, Alliance Capital Investment Opportunities Fund, PPM America Special Investments Fund, L.P., PPM America Special Investments Fund CBO II, L.P. and Foothill Partners III, L.P. (incorporated by reference to Exhibit 4.6 of Form S-1 of RBX Corporation and RBX Industries, Inc. dated July 3, 2002)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       RBX CORPORATION

July 11, 2002

                                       By: /s/ Eugene I. Davis
                                           ------------------------------
                                             Name:  Eugene I. Davis
                                             Title: Chief Executive Officer and
                                                    Chairman of the Board

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       RBX INDUSTRIES, INC.

July 11, 2002

                                       By: /s/ Eugene I. Davis
                                           --------------------------------
                                             Name:  Eugene I. Davis
                                             Title: Chief Executive Officer and
                                                    Chairman of the Board




                                       3